UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN BOARDING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	333-180838	45-4507811
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

358 Frankfort Street

Daly City, California 94104

(Address of principal executive offices)

(415) 283-7257

(Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-180838

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

___________________________________________________

Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

American Boarding Company (the “Registrant”) hereby incorporates by reference the description of its $0.001 par value common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No 333-180838), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 19, 2014 and declared effective on January 22, 2013 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit
Number	Description of Exhibit	Filing
3.1	Articles of Incorporation	Filed with the SEC on April 19, 2012 as part of our Registration Statement on Form S-1.*
3.2	Bylaws	Filed with the SEC on April 19, 2012 as part of our Registration Statement on Form S-1.*
99(a)	Form of Subscription Agreement	Filed with the SEC on April 19, 2012 as part of our Registration Statement on Form S-1.*
99(b)	Escrow Agreement	Filed with the SEC on April 19, 2012 as part of our Registration Statement on Form S-1.*

* Incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BOARDING COMPANY

Date: April 17, 2015	By:	/s/ Reza Noorkayhani
Reza Noorkayhani
Chief Executive Officer